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                                   EXHIBIT 3
                                   ---------

                            JOINT FILING AGREEMENT

     Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(f)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit is being filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be signed by the undersigned in separate counterparts.

Dated: November 20, 1996


                           HANCOCK PARK ASSOCIATES II, L.P.

                           By: /s/ BRIAN P. MCDERMOTT
                               -------------------------------------
                               Name: Brian P. McDermott
                               Title: General Partner


                           /s/ BRIAN P. MCDERMOTT
                           -----------------------------------------
                           Brian P. McDermott


                           LIBERTY WEST PARTNERS*

                           Michael J. Fourticq*

                           Greg Fourticq*

                           Richard H. Hillman*

                           Robert D. Olsen*


                           /s/ BRIAN P. MCDERMOTT
                           -----------------------------------------
                           * By Brian P. McDermott, Attorney-in-fact

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